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Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 26, 2001 included in MatrixOne, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2001 and to all references to our Firm included in this Registration Statement.


                                   /s/ ARTHUR ANDERSEN LLP



Boston, Massachusetts
January 18, 2002